UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2006
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany
(Address of principal executive offices)		(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[       ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[       ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[       ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[       ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

Effective October 31, 2006, Petrus Lodestijn resigned from the Board of Directors of Aqua Society, Inc. (the “Company”) and as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. Mr. Lodestijn’s resignation was not due to any disagreements relating to the Company’s operations, policies or practices.

In place of Mr. Lodestijn, Robert Terberg has been appointed as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and as a member of the Company’s Board of Directors. Mr. Terberg has over 20 years of experience acting in executive level positions within Europe, Asia and Africa. During the last 5 years, Mr. Terberg has acted as the Chief Executive Officer of a private company in the automotive industry in the Netherlands. During the 3 months prior to his joining the Company, Mr. Terberg had acted as an outside advisor to the Company’s wholly owned subsidiary, Aqua Society GmbH (“Aqua GmbH”), where he advised Aqua GmbH on the restructuring and reorientation of its operations. Mr. Terberg received no compensation in exchange acting as an advisor to Aqua GmbH. In addition to taking over as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary, and as a member of the Company’s Board of Directors, Mr. Terberg has been appointed as a managing director of Aqua GmbH, and will assist in the management of its day-to-day operations.

Also effective on October 31, 2006, the Company’s Board of Directors was expanded by the appointment of Hubert Hamm as a director of the Company and by the appointment of Hugo van der Zee as the Chairman of the Company’s Board of Directors.

Hugo van der Zee is a lawyer by education, and practised for a number of years as a tax adviser. In 1990, Mr. van der Zee was admitted as a partner of the firm Deloitte & Touche. In 1994, Mr. van der Zee was assigned to Deloitte & Touche’s Central and Eastern European office where he acted as Chairman of the firm’s tax and legal affairs departments for the region. In 1997, Mr. van der Zee was appointed as Chairman of Deloitte and Touche Amsterdam. In 1999, Mr. van der Zee was seconded to the World Economic Forum in Davos, Switzerland, where he directed its Emerging Market Leaders Program and founded and managed the Technology Pioneers Program. Since 2001, Mr. van der Zee has acted as an independent advisor for emerging companies on legal and corporate governance issues. In 2004, Mr. van der Zee cofounded the Corgwell Group B.V., an advisory company that provides advice on a number of corporate governance, organization and management issues. In addition, in 2006, Mr. van der Zee became a partner of the firm Sage Partners LLC, a consulting firm that provides managerial advice and expertise to emerging companies.

Hubert Hamm is the inventor of a number of the Company’s technologies and runs the day-to-day operations of Aqua GmbH. Mr. Hamm has over 20 years of experience in the research and development, construction, maintenance and optimization of large-scale refrigeration plants, primarily for applications in mining and tunnel construction. From 1986 to 2001, Mr. Hamm worked in various management positions at RAG (formerly Ruhrkohle AG), a multi-billion dollar international mining and energy company. Mr. Hamm was the head of RAG’s HVAC&R department from 1994 to 2001. Since 2001, Mr. Hamm has been the head of his own engineering consulting firm, specializing in the development of HVAC&R technologies. Mr. Hamm is also a director of Water-Capital-Holding Ltd., a principal stockholder of the Company.

A copy of the press release dated November 7, 2006 announcing the above changes to the Company’s management team and Board of Directors is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

Date: December 5, 2006	By:	/s/ Robert J.G.M. Terberg

ROBERT J.G.M TERBERG
Chief Executive Officer, President,
Chief Financial Officer, Treasurer and Secretary